Media Contact: Mark Polzin (314) 982-1758

EMERSON REPORTS FULL YEAR AND FOURTH QUARTER 2010 RESULTS

Fiscal 2010 Highlights:
•	Sales up 5 percent to $21.0 billion
•	Net earnings per share of $2.84
•	Return on total capital of 18.9 percent
•	Operating cash flow of $3.3 billion, up 7 percent and free cash flow of $2.8 billion, up 8 percent
•	Quarterly dividend expected to increase to $0.345 per share

ST. LOUIS, November 2, 2010 – Emerson (NYSE: EMR) today announced that net sales for fiscal 2010 increased 5 percent to $21.0 billion.  Underlying sales declined 1 percent, currency translation added 2 percent and acquisitions added 4 percent.  Emerging market sales hit record levels of 34 percent of sales and international sales were 57 percent of total sales.  Gross profit margin expanded 2.0 points to a record 39.6 percent for the year and operating profit margin reached 16.7 percent.  Pretax earnings margin was 13.7 percent.  Earnings per share from continuing operations grew 15 percent to $2.60, which includes a negative $0.04 impact from the Chloride Group PLC acquisition and a negative $0.05 impact from the reclassification of the appliance motors and U.S. commercial and industrial motors businesses (“Motors”) to discontinued operations.  Net earnings per share increased 25 percent to $2.84, and includes a $0.20 gain from the sale of Motors and a positive $0.04 impact from the results of divested businesses. (See Table 7 attached)
“Because of the work accomplished during the downturn, we had a strong finish to the year.  Our September order trends accelerated to 18 percent and reveal

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tremendous momentum heading into fiscal 2011,” said Chairman and CEO David N. Farr.  “We are proud of our employees’ accomplishments and the results we delivered.  Looking ahead, 2011 should be an even stronger year.”
Net sales for the fourth quarter ended September 30, 2010, were $5.8 billion, an increase of 14 percent from the prior year quarter.  Underlying sales in the quarter increased 12 percent, which excludes a 3 percent impact from acquisitions and a 1 percent unfavorable impact from currency exchange rates.  Growth was solid across all global markets.  Underlying sales in the quarter grew 9 percent in the U.S., 14 percent in Asia, 15 percent in Europe and 11 percent in Latin America.
Fourth quarter earnings per share from continuing operations increased 12 percent to $0.75 which includes a negative $0.04 impact from the Chloride Group PLC acquisition and a negative $0.02 impact from the reclassification of Motors to discontinued operations.  Net earnings per share for the fourth quarter increased 46 percent to $0.98.  The results for the quarter include a $0.20 gain from the sale of Motors, the positive $0.02 impact from operating results for Motors, and a positive $0.01 impact from LANDesk.
“Our fourth quarter results reflect continued strengthening in the global economy and improved demand for Emerson’s products,” Farr said.  “Businesses are spending again.  That’s good for Emerson.  In the midst of the harsh economic downturn of the past couple of years, we did what we’ve done before.  We repositioned the company to be stronger than ever before and to benefit from what we expect to be a slow but steady economic recovery.”

Balance Sheet / Cash Flow
Operating cash flow was strong at $3.3 billion in 2010, representing 15.6 percent of sales and an increase of 7 percent from 2009.  Capital expenditures were $524 million, resulting in record free cash flow (operating cash flow less capital expenditures) of $2.8 billion.  Free cash flow was 128 percent of net earnings common stockholders, the 10th consecutive year in excess of 100 percent.  Trade working capital as a percent

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of sales showed substantial improvement, as it declined from 19.0 percent in fiscal 2009 to 16.8 percent in fiscal 2010.
 Fiscal year 2010 was Emerson’s 54th consecutive year of increased dividends per share.  The Board of Directors is expected today to increase the quarterly cash dividend from thirty-three and one-half cents ($0.335) to thirty-four and one-half cents ($0.345) per share of common stock, an increase of 3.0 percent.  The new dividend is expected to be payable on December 10, 2010 to shareholders of record on November 12, 2010.
 “Cash flow from operations in 2010 essentially matched our record level in 2008 on lower sales and earnings.  We are especially pleased with that outcome.  We will continue to stay the course and take steps to ensure that generating abundant free cash flow remains one of our four highest priorities and consistent achievements to create long-term value,” Farr said.  “Strong free cash flow allows us to control our destiny and invest in emerging markets and innovative technology to fuel Emerson’s growth and create value for our customers and shareholders.”

Business Segment Highlights
Process Management sales continued to strengthen and were up 5 percent in the quarter.  Underlying sales increased 5 percent, acquisitions added 1 percent and unfavorable currency subtracted 1 percent.  Orders strengthened in the trailing three-month period, driven by our strong global positioning and technology leadership.  Segment margin increased to 19.1 percent, expanding 1.6 points from 17.5 percent in the prior year quarter, driven primarily by cost reductions, lower restructuring expense and volume leverage.  Based on Process Management’s advanced technologies and industry expertise, it was recently awarded a $28 million automation contract to modernize 100 hydroelectric turbine generators in Ukraine.
Industrial Automation had strong performance in the quarter, with sales increasing 23 percent including an underlying sales increase of 26 percent, a 4 percent unfavorable impact from currency and a 1 percent favorable impact from acquisitions.  Recently, Emerson won a major contract to provide power inverters and plant-wide

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controls for what will be California’s largest photovoltaic facility.  This project leverages the great technology across Industrial Automation and Process Management to provide a comprehensive solution to our customer’s toughest challenges.  Segment margin expanded 6.0 points to 16.3 percent, driven by positive impacts from volume leverage, aggressive cost reduction actions and reduced restructuring.  The hermetic motors business ($545 million in sales for 2010 and $474 million in sales for 2009), which formerly reported through Appliance and Tools has been moved to the Industrial Automation segment.  Prior periods have been reclassified to reflect this change.
Network Power’s strong global growth and acquisitions drove sales higher by 23 percent in the quarter, including underlying sales that increased 12 percent.  The Avocent and Chloride acquisitions had a favorable impact of 11 percent.  Sales in Asia expanded 20 percent in the quarter, along with solid growth in the U.S. and Europe of 6 percent and 14 percent, respectively.  Segment margin expanded 1.9 points to 15.2 percent reflecting benefits from volume leverage, aggressive cost repositioning actions and lower restructuring expense that was partially offset by lower price and unfavorable mix.
Climate Technologies sales increased 10 percent in the quarter with 11 percent underlying sales growth and a 1 percent unfavorable impact from currency.  Sales in the U.S. grew 5 percent, Europe grew 13 percent and Asia grew 28 percent.  The U.S. residential air conditioning business declined as inventory corrections took place in the quarter.  Commercial air conditioning sales increased, driven by penetration gains and favorable mix from higher technology product sales.  Refrigeration remained strong globally in both stationary and transport end markets. Margin increased 2.4 points to 19.2 percent driven by volume leverage, increased technology based products, decreased restructuring expense and cost reductions.
Tools and Storage sales were up 2 percent in the quarter, reflecting flat underlying sales and a 2 percent favorable impact from acquisitions.  Strength in the tools and disposer businesses was offset by residential storage weakness.  Segment margin was 20.7 percent, a 0.1 point decline from the prior year quarter.  In conjunction with the sale of Motors, prior results for this segment have been adjusted to reflect

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the reclassification of these businesses into discontinued operations.  This segment has been renamed Tools and Storage (formerly Appliance and Tools).  The retained hermetic motors business has been moved into Industrial Automation.

Fiscal 2011 Outlook
Emerson is well positioned for the continuing recovery as we move into 2011.  End markets continue to improve as evidenced by order trends strengthening and backlog expanding 18 percent in the past year.  The combination of our completed cost-repositioning efforts, new product and technology launches, geographic balance, emerging market footprint and portfolio mix, position Emerson to have another strong year in 2011.
Our initial view of 2011 is:
•	Underlying sales growth 7 to 10 percent
•	Reported sales growth 12 to 15 percent
•	Operating profit margin in the range of 17.2 to 17.5 percent
•	Operating cash flow in the $3.4 to $3.5 billion range
•	Pretax margin in the range of 14.2 to 14.7 percent.
Emerson will provide expanded insights on full year 2011 expectations at our annual investment community conference in February 2011.

Upcoming Investor Events
Today at 2:00 p.m. EDT (1:00 p.m. CDT), Emerson senior management will discuss the fourth quarter and full year results during an investor conference call.  All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson's website at www.Emerson.com/financial and completing a brief registration form.  A replay of the conference call will be available for the next three months at the same location on the website.

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On February 3 and 4, 2011, Emerson senior management will host the company’s annual investment community update meeting in St. Louis at Emerson’s global headquarters.  Additional details will be available in December.
Details of upcoming events will be posted as they occur on the Events Calendar in the Investor Relations section of the website.

Forward-Looking and Cautionary Statements
Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments.  These risks and uncertainties include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the company's most recent Form 10-K filed with the SEC.  The company expects to file its Form 10-K for fiscal 2010 within the next 30 days.

(tables attached)

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TABLE 1

EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Quarter Ended September 30,		Percent
	2009	2010	Change

Net sales	$5,130	$5,841	14%
Less: Costs and expenses
Cost of sales	3,134	3,510
SG&A expenses	1,103	1,312
Other deductions, net	162	116
Interest expense, net	63	65
Earnings from continuing operations before income taxes	668	838	26%
Income taxes	150	254
Earnings from continuing operations	518	584	13%
Discontinued operations, net of tax	2	177
Net earnings	520	761	47%
Less: noncontrolling interests in earnings of subsidiaries	14	12
Net earnings common stockholders	$506	$749	48%

Earnings common stockholders:
Earnings from continuing operations	$504	$572
Discontinued operations, net of tax	2	177
Net earnings common stockholders	$506	$749

Diluted earnings per share common stockholders:
Earnings from continuing operations	$0.67	$0.75	12%
Discontinued operations	-	0.23
Diluted earnings per common share	$0.67	$0.98	46%

Diluted average shares outstanding	755.3	757.4

	Quarter Ended September 30,
	2009	2010
Other deductions, net
Rationalization of operations	$103	$25
Amortization of intangibles	30	52
Other	33	40
Gains, net	(4)	(1)
Total	$162	$116

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TABLE 2

EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Year Ended September 30,		Percent
	2009	2010	Change

Net sales	$20,102	$21,039	5%
Less: Costs and expenses
Cost of sales	12,542	12,713
SG&A expenses	4,416	4,817
Other deductions, net	474	369
Interest expense, net	220	261
Earnings from continuing operations before income taxes	2,450	2,879	18%
Income taxes	688	848
Earnings from continuing operations	1,762	2,031	15%
Discontinued operations, net of tax	9	186
Net earnings	1,771	2,217	25%
Less: noncontrolling interests in earnings of subsidiaries	47	53
Net earnings common stockholders	$1,724	$2,164	26%

Earnings common stockholders:
Earnings from continuing operations	$1,715	$1,978
Discontinued operations, net of tax	9	186
Net earnings common stockholders	$1,724	$2,164

Diluted earnings per share common stockholders:
Earnings from continuing operations	$2.26	$2.60	15%
Discontinued operations	0.01	0.24
Diluted earnings per common share	$2.27	$2.84	25%

Diluted average shares outstanding	758.7	757.0

	Year Ended September 30,
	2009	2010
Other deductions, net
Rationalization of operations	$284	$126
Amortization of intangibles	108	176
Other	121	71
Gains, net	(39)	(4)
Total	$474	$369

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TABLE 3

EMERSON AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS, UNAUDITED)

	September 30,
	2009	2010
Assets
Cash and equivalents	$1,560	$1,592
Receivables, net	3,623	3,989
Inventories	1,855	2,105
Other current assets	615	677
Total current assets	7,653	8,363
Property, plant & equipment, net	3,500	3,287
Goodwill	7,078	8,656
Other	1,532	2,537

	$19,763	$22,843

Liabilities and Stockholders’ Equity
Short-term borrowings and current maturities of long-term debt	$577	$480
Accounts payable	1,949	2,409
Accrued expenses	2,378	2,864
Income taxes	52	96
Total current liabilities	4,956	5,849
Long-term debt	3,998	4,586
Other liabilities	2,103	2,456
Total equity	8,706	9,952

	$19,763	$22,843

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TABLE 4

EMERSON AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS, UNAUDITED)

	Year Ended September 30,
	2009	2010
Operating Activities
Net earnings	$1,771	$2,217
Depreciation and amortization	727	816
Changes in operating working capital	620	309
Pension funding	(303)	(247)
Other	271	197
Net cash provided by operating activities	3,086	3,292

Investing Activities
Capital expenditures	(531)	(524)
Purchases of businesses, net of cash and equivalents acquired	(776)	(2,843)
Divestitures of businesses	4	846
Other	(6)	4
Net cash used in investing activities	(1,309)	(2,517)

Financing Activities
Net increase in short-term borrowings	(684)	398
Proceeds from long-term debt	1,246	598
Principal payments on long-term debt	(678)	(680)
Dividends paid	(998)	(1,009)
Purchases of treasury stock	(718)	(100)
Other	(116)	67
Net cash used in financing activities	(1,948)	(726)

Effect of exchange rate changes on cash and equivalents	(46)	(17)

Increase (decrease) in cash and equivalents	(217)	32

Beginning cash and equivalents	1,777	1,560

Ending cash and equivalents	$1,560	$1,592

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TABLE 5

EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended September 30,
	2009	2010
Sales
Process Management	$1,623	$1,701
Industrial Automation	946	1,169
Network Power	1,362	1,678
Climate Technologies	913	1,003
Tools and Storage	438	447
	5,282	5,998
Eliminations	(152)	(157)
Net Sales	$5,130	$5,841

	Quarter Ended September 30,
	2009	2010
Earnings
Process Management	$284	$325
Industrial Automation	97	190
Network Power	182	255
Climate Technologies	153	193
Tools and Storage	91	93
	807	1,056
Differences in accounting methods	39	53
Corporate and other (1)	(115)	(206)
Interest expense, net	(63)	(65)
Earnings from continuing operations before income taxes	$668	$838

	Quarter Ended September 30,
	2009	2010
Rationalization of operations
Process Management	$29	$13
Industrial Automation	21	4
Network Power	37	4
Climate Technologies	12	4
Tools and Storage	4	-
Total Emerson	$103	$25

(1) Corporate and other expense in Q4FY10 includes increases of $50M of stock compensation expense due to the overlap of two stock compensation programs and increase in stock price during the quarter and approximately $30M of expense related to the Chloride Group PLC acquisition over the prior year quarter.

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TABLE 6

EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Year Ended September 30,
	2009	2010
Sales
Process Management	$6,135	$6,022
Industrial Automation	4,172	4,289
Network Power	5,456	5,828
Climate Technologies	3,197	3,801
Tools and Storage	1,725	1,755
	20,685	21,695
Eliminations	(583)	(656)
Net Sales	$20,102	$21,039

	Year Ended September 30,
	2009	2010
Earnings
Process Management	$1,060	$1,093
Industrial Automation	470	591
Network Power	579	800
Climate Technologies	411	691
Tools and Storage	276	357
	2,796	3,532
Differences in accounting methods	179	195
Corporate and other	(305)	(587)
Interest expense, net	(220)	(261)
Earnings from continuing operations before income taxes	$2,450	$2,879

	Year Ended September 30,
	2009	2010
Rationalization of operations
Process Management	$55	$35
Industrial Automation	47	48
Network Power	118	25
Climate Technologies	48	13
Tools and Storage	16	5
Total Emerson	$284	$126

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TABLE 7

EARNINGS PER SHARE IMPACT
OF ACQUISITION AND DIVESTITURES

	Q4 FY2010 Actual	FY2010 Actual	FY2010 August Guidance
Adjusted earnings per share from continuing operations (Non-GAAP)	$0.81	$2.69	$ 2.60 - $2.70

Results of operations for Motors moved to discontinued operations	(0.02)	(0.05)

Chloride Group PLC acquisition	(0.04)	(0.04)

Earnings per share from continuing operations common stockholders	$0.75	$2.60

Results of operations for Motors moved to discontinued operations	0.02	0.05

Gain from Motors divestiture	0.20	0.20

LANDesk impact	0.01	(0.01)

Net earnings per share common stockholders	$0.98	$2.84

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TABLE 8

Reconciliations of Non-GAAP Financial Measures
The following reconciles Non-GAAP measures with the most directly comparable GAAP measure (dollars in millions):

Forecast FY2011 Net Sales
Underlying Sales (Non-GAAP)	+7% to +10%
Acq./Div./Currency	+5 pts
Net Sales	+12% to +15%

Forecast FY2011 Operating Profit
Operating Profit (Non-GAAP)	~$4,035 – 4,210
Operating Profit Margin % (Non-GAAP)	17.2% - 17.5%
Interest Expense and Other Deduction, Net	~($670 - 700)
Pretax Earnings	~ $3,335 – 3,540
Pretax Earnings Margin %	14.2% - 14.7%

	FY 2009	FY 2010
Operating Profit
Operating Profit (Non-GAAP)	$3,144	$3,509
Operating Profit Margin % (Non-GAAP)	15.6%	16.7%
Other Deduction, Net	474	369
Interest Expense, Net	220	261
Pretax Earnings	$2,450	$2,879
Pretax Earnings Margin %	12.2%	13.7%

	FY 2009	FY 2010
Cash Flow
Operating Cash Flow	$3,086	$3,292
Capital Expenditures	531	524
Free Cash Flow (Non-GAAP)	$2,555	$2,768

Net Earnings Common Stockholders		$2,164
% of Net Earnings
Operating Cash Flow		152%
Capital Expenditures		(24)%
Free Cash Flow (Non-GAAP)		128%

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